Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

L BRANDS, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

August 2, 2021

L Brands, Inc., a Delaware corporation (the “Corporation“), does hereby certify as follows:

FIRST:  The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended so that Article FIRST shall read in its entirety as follows:

FIRST. The name of the Corporation is: Bath & Body Works, Inc.

SECOND:  The foregoing amendment was duly adopted pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective on August 2, 2021 at 11:59 p.m. ET.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first written above.

L BRANDS, INC.

By:	/s/ Michael Wu
	Name:	Michael Wu
	Title:	Chief Legal Officer and Secretary

[Signature Page to L Brands Certificate of Amendment – Name Change]